                                                                    EXHIBIT 99.1


                                VOTING AGREEMENT

         This Voting Agreement (this "AGREEMENT") is entered into effective as of March 8, 2002, among Group 4 Falck A/S, a Danish company (the "Buyer"), RIJA Associates, L.L.C. ("RIJA"), and each of the persons listed on SCHEDULE I hereto (each a "Shareholder" and, collectively, the "Shareholders"). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

         A. As of the date hereof, each Shareholder owns of record or has the power to vote or direct the vote of the number of shares of Series A Common Stock, $0.10 par value ("SERIES A COMMON STOCK") and Series B Common Stock, $0.10 par value ("SERIES B COMMON STOCK"), of The Wackenhut Corporation, a Florida corporation (the "COMPANY"), as set forth opposite the Shareholder's name on SCHEDULE I hereto (all such Series A Common Stock and Series B Common Stock and any shares of Series A Common Stock and Series B Common Stock of which ownership of record or the power to vote is hereafter acquired by any Shareholder prior to the termination of this Agreement being referred to herein as the "SHARES").

         B. Buyer, Milestone Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of Buyer (the "MERGER SUBSIDIARY"), and the Company propose to enter into an Agreement and Plan of Merger dated as of the date of this Agreement (as the same may be amended from time to time, the "MERGER AGREEMENT") that provides, upon the terms and subject to the conditions thereof, for the merger of the Company with and into the Merger Subsidiary (the "MERGER").

         C. A condition to Buyer's execution and delivery of the Merger Agreement is each Shareholder's and RIJA's execution of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                          TRANSFER AND VOTING OF SHARES

         SECTION 1.01 TRANSFER OF SHARES. During the period commencing on the date of this Agreement and terminating at the Effective Time, each Shareholder agrees that such Shareholder shall not, directly or indirectly, (a) sell, pledge or otherwise dispose of any or all of the Shareholder's Shares, except pursuant to the Merger Agreement, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto (other than as contemplated hereunder), or (c) enter into any contract, option or other arrangement or undertaking (other than the Merger Agreement) with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares; provided however, that notwithstanding anything in this Section 1.01 to the contrary, each Shareholder may transfer any of such Shareholder's Shares to any one or more of the other Shareholders party to this Agreement (each a "PERMITTED TRANSFEREE").

         SECTION 1.02 VOTE IN FAVOR OF MERGER. During the period commencing on the date hereof and terminating at the Effective Time, in order to, among other things, permit RIJA to surrender the Shares in accordance with the Merger Agreement, each Shareholder, solely in such Shareholder's capacity as a shareholder of the Company, agrees to vote (or cause to be voted) all such Shareholder's Shares at any meeting of the shareholders of the Company, and in any action by written consent of the shareholders of the Company, (i) in favor of the adoption of the Merger Agreement, (ii) against any merger, consolidation, sale of assets, recapitalization or other business combination involving the Company (other than the Merger) or any other action or agreement, in each case, that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries under the Merger Agreement or which would result in any of the conditions to the Company's or any of its Subsidiaries' obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement.

         SECTION 1.03 GRANT OF PROXY; FURTHER ASSURANCES. (a) In order to, among other things, permit RIJA to surrender the Shares in accordance with the Merger Agreement, each Shareholder, by this Agreement, with respect to such Shareholder's Shares, does hereby irrevocably constitute and appoint Buyer, or any nominee of Buyer, with full power of substitution, as such Shareholder's true and lawful attorney and proxy, for and in such Shareholder's name, place and stead, to vote each of such Shares as the Shareholder's proxy, at every annual, special or adjourned meeting of the shareholders of the Company (including the right to sign such Shareholder's name (as shareholder) to any consent, certificate or other document relating to the Company that may be permitted or required by applicable law) (i) in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement, (ii) against any merger, consolidation, sale of assets, recapitalization or other business combination involving the Company (other than the Merger) or any other action or agreement that, in each case, would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the Merger. Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

                  (b) Each Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Buyer the power to carry out the provisions of this Agreement.

         SECTION 1.04 TERMINATION. The obligations of each Shareholder pursuant to this Agreement shall terminate upon the earlier of (i) the Effective Time and
(ii) the date of the termination of the Merger Agreement in accordance with the terms of the Merger Agreement.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES;
                          COVENANTS OF THE SHAREHOLDER

         Each Shareholder, severally and not jointly, hereby represents and warrants and covenants to Buyer as follows:

         SECTION 2.01 ORGANIZATION; AUTHORIZATION. Such Shareholder has all legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of such Shareholder and, assuming its due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

         SECTION 2.02 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Shareholder or by which such Shareholder or any of such Shareholder's properties is bound or affected,(ii) if applicable, the Articles of Incorporation, By-Laws or other equivalent organizational documents, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Shareholder, including, without limitation, such Shareholder's Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated by this Agreement.

         (b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or materially delay the performance by such Shareholder of such Shareholder's obligations under this Agreement. Such Shareholder does not have any understanding in effect with respect to the voting of any of such Shareholder's Shares or with respect to the transfer of any of such Shareholder's Shares, except to a Permitted Transferee. Such Shareholder is not required to make any filing with or notify any governmental or regulatory authority in connection with this Agreement, the Merger Agreement or the transaction contemplated hereby or thereby pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the rules and regulations promulgated thereunder (the "HSR ACT").

         SECTION 2.03 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of such Shareholder, threatened against such Shareholder or any of such Shareholder's affiliates or any of their respective properties that, individually or in the aggregate, would reasonably be expected to materially delay or impair such Shareholder's ability to perform such Shareholder's obligations provided in
Article I. There is no judgment, decree or order against such Shareholder or, to the knowledge of such Shareholder, against any of such Shareholder's affiliates that could prevent, enjoin, alter or materially delay such Shareholder's performance of his obligations provided in Article I, or that could reasonably be expected to have a material adverse effect on such Shareholder's ability to perform his obligations provided in Article I.

         SECTION 2.04 TITLE TO SHARES. Each Shareholder has title to and is the record owner of all the Shares listed across from such Shareholder's name on
SCHEDULE I hereto free and clear of all encumbrances, proxy or voting restrictions other than pursuant to this Agreement. Except as is disclosed on
SCHEDULE I hereto, such Shares are all the securities of the Company owned of record by such Shareholder on the date of this Agreement.

         SECTION 2.05 RELEASE OF CLAIMS. Effective as of the Effective Time, each Shareholder, on behalf of such Shareholder and any of the Shareholder's affiliates (other than the Company) releases and forever discharges the Company and its predecessors, successor, assigns, officers, directors, shareholders, employees and agents, and each of them, from any and all claims, actions, causes of actions, suits, debts, liens, demands, contracts, liabilities, agreements, costs, expenses, or losses of any type, whether known or unknown, fixed or contingent, based on any fact or circumstance from the beginning of time to the date of this Agreement, arising out of or relating to such Shareholder's ownership of the Shares, whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction, other than any rights under the Merger Agreement.

         SECTION 2.06 NO SOLICITATION. Except as otherwise provided in the Merger Agreement pertaining to such Shareholder's capacity as an officer or director of the Company, each Shareholder will not, directly or indirectly, and will instruct such Shareholder's agents, representatives, affiliates, employees, officers and directors not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquires or the making of any proposal or offer (including, without limitation, any proposal or offer to the shareholders of the Company) that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or enter into or maintain or continue discussion or negotiate with any person or entity in furtherance of such inquires or to obtain an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and each Shareholder shall notify Buyer immediately after receipt by such Shareholder of any Acquisition Proposal, or inquiry respecting, an Acquisition Proposal or any request for nonpublic information in connection with such a proposal or inquiry, or for access to the properties, books or records of the Company by any person or entity that informs or has informed such Shareholder that it is considering making or has made such a proposal or inquiry. Such notice to Buyer shall indicate in reasonable detail the identity of the person making the Acquisition Proposal or inquiry and the terms and conditions of such proposal or inquiry. Except as otherwise provided in the Merger Agreement pertaining to such Shareholder's capacity as an officer or director of the Company, each Shareholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal.

         SECTION 2.07 CONFIDENTIALITY. Each Shareholder agrees to:

                  (a) treat and hold as confidential (and not disclose or provide access to any person other than Buyer and its agents, representatives, affiliates, employees, officers and directors) all information relating to trade secrets, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Company, Buyer, any affiliates of Buyer or their businesses;

                  (b) if such Shareholder becomes legally compelled to disclose any such information, provide Buyer with prompt written notice of such requirement so that Buyer or the Company may seek a protective order or other remedy or waive compliance with this Section 2.07; and

                  (c) if such protective order or other remedy is not obtained, or Buyer waives compliance with this Section 2.07, furnish only that portion of such confidential information that is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information;

PROVIDED, HOWEVER, that this sentence shall not apply to any information that,
(i) at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by such Shareholder, (ii) must be disclosed under applicable laws or regulations or judicial or administrative proceedings (subject to clauses (b) and (c) above), or (iii) shall be disclosed to such Shareholder's legal advisors who need to know such information in connection with advising such Shareholder as to his legal rights and obligations. Such Shareholder agrees and acknowledges that remedies at law for any breach of such Shareholder's obligations under this Section 2.07 are inadequate and that in addition thereto Buyer shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

         SECTION 2.08 COMMUNITY PROPERTY. Each Shareholder is a resident of the State of Florida and none of such Shareholder's Shares are subject to or encumbered by rights granted under any community property statute that could adversely affect the covenants made by the Shareholder pursuant to this Agreement or the sale and transfer of the Shares to Buyer pursuant to the terms of the Merger Agreement.

                                  Article III.

                               GENERAL PROVISIONS

         SECTION 3.01 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 4.01):

                  (a) if to Buyer:


                           Group 4 Falck A/S
                           Polititorvet
                           DK-1750 Copenhagen V
                           Attention:  General Counsel

                           with a copy to:

                           Holland & Knight LLP
                           195 Broadway
                           New York, New York 10007
                           Attention:  Oliver Edwards, Esq.

                  (b) If RIJA or to a Shareholder to the address set forth across from such party's name on SCHEDULE I hereto with a copy to:

                           Muller & Lipson, P.A.
                           9350 S. Dixie Highway
                           Suite 1550
                           Miami, Florida 33156
                           Attention: Charles E. Muller, II, Esq.

         SECTION 3.02 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 3.03 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 3.04 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the

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subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

         SECTION 3.05 ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that Buyer may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an affiliate without the consent of the Shareholder.

         SECTION 3.06 FEES AND EXPENSES. Except as otherwise provided herein, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         SECTION 3.07 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 3.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed in that State.

         SECTION 3.09 NO WAIVER. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 3.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which may be by facsimile, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



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         IN WITNESS WHEREOF, each of Buyer, RIJA and each Shareholder has executed or has caused this Agreement to be executed as of the date first written above.

                        Group 4 Falck A/S


                        By: /s/ Lars Norby Johansen
                           --------------------------------------------------
                        Name:  Lars Norby Johansen
                        Title: President & Chief Executive  Officer

                        By: /s/ Derrick Miller
                           --------------------------------------------------
                        Name:  Derrick Miller
                        Title: Chief Financial Officer

                        RIJA Associates, L.L.C.


                        By: /s/ Janis Wackenhut Ward
                           --------------------------------------------------
                        Name:  Janis Wackenhut Ward
                        Title: Vice-President


                        /s/ George R. Wackenhut
                        -----------------------------------------------------
                           George R. Wackenhut



                        /s/ Ruth J. Wackenhut
                        -----------------------------------------------------
                        Ruth J. Wackenhut


                        /s/ Donald B. Paul
                        -----------------------------------------------------
                        Donald B. Paul, trustee of each trust of which he
                        is a trustee indicated on Schedule I


                        Effilcet Corporation, trustee of each trust of which it is a trustee indicated on Schedule I

                        By: /s/ Donald B. Paul
                           --------------------------------------------------
                        Name:  Donald B. Paul
                        Title: President

                                   SCHEDULE I

                                   Shares Held


                                                         NUMBER OF SHARES OF          NUMBER OF SHARES OF
                                                          COMPANY SERIES A          COMPANY SERIES B COMMON
          NAME OF SHAREHOLDER AND ADDRESS                COMMON STOCK OWNED               STOCK OWNED
          -------------------------------                ------------------               -----------

George R. Wackenhut                                            390,080                       54,537

Ruth J. Wackenhut                                              390,079                         0

Effilcet Corporation and
Donald B. Paul, trustees of:

Family Trust for Richard
Wackenhut under George R.
Wackenhut Retained Annuity
Trust Agreement dated 12/22/95                                    0                         679,032

Family Trust for Janis Wackenhut
Ward under Ruth J. Wackenhut
Retained Annuity Trust Agreement
Dated 12/22/95                                                    0                          7,927

Family Trust for Richard Wackenhut
Under Ruth J. Wackenhut Retained
Annuity Trust Agreement dated
12/22/95                                                          0                          7,928

Family Trust for Janis Wackenhut
Ward under George R. Wackenhut
Retained Annuity Trust Agreement
Dated 12/22/95                                                    0                         679,033

Effilcet Corporation, trustee of:
George R. Wackenhut Retained Annuity
Trust u/a dated March 23, 2000                                 590,888                      751,912

Ruth J. Wackenhut Retained Annuity
Trust u/a dated March 23, 2000                                 558,559                         0

Address for all Shareholders:
c/o Donald B. Paul
6401 S.W. 87 Ave., Suite 210
Miami, FL  33173

